EXHIBIT 23.4

RP FINANCIAL, LC.
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Financial Services Industry Consultants



                                        July 27, 1998


Board of Trustees
Service Bancorp, MHC
Board of Directors
Summit Bank
81 Main Street
Medway, Massachusetts 02053


Gentlemen:


We hereby consent to the use of our firm's name in the Form SB-2 Registration Statement and any amendments thereto for Service Bancorp, Inc. We also hereby consent to the inclusion of, summary of and references to our Appraisal and our statement concerning subscription rights in such filings including the Prospectus of Service Bancorp, Inc.


                                        Sincerely,

                                        RP FINANCIAL, LC.

                                        /s/ Gregory E. Dunn

                                        Gregory E. Dunn
                                        Senior Vice President



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